Exhibit 99.1

AvePoint Announces Redemption of Outstanding Public Warrants

JERSEY CITY, N.J., July 16, 2025 (GLOBE NEWSWIRE) – AvePoint (Nasdaq: AVPT), the global leader in data security, governance and resilience, today announced that it has completed the redemption of its publicly traded warrants (the “Warrants”) to purchase shares of AvePoint’s common stock, $0.0001 par value per share (“Common Stock”), that were issued under the Warrant Agreement, dated September 16, 2019, by and between AvePoint’s predecessor company, Apex Technology Acquisition Corporation (“Apex”), and Continental Stock Transfer & Trust Company, as warrant agent, (the “Warrant Agreement”) as part of the units sold in Apex’s initial public offering, that remained unexercised at 5:00 p.m., New York City time on July 11, 2025 (the “Redemption Date”) for a redemption price of $0.01 per Warrant (the “Redemption Price”).

On June 11, 2025, AvePoint filed a Form 8-K/A stating that, pursuant to the Warrant Agreement, it would redeem all Warrants that remained outstanding at 5:00 p.m., New York City time, on the Redemption Date at the Redemption Price. Of the 1,242,994 Warrants that were outstanding as of the date AvePoint announced the redemption of its public warrants on June 11, 2025, 1,053,498 were subsequently exercised. Total cash proceeds generated from the Warrant exercises were approximately $12.1 million. A total of 189,496 Warrants remained unexercised as of 5:00 p.m., New York City time, on the Redemption Date, and AvePoint redeemed those Warrants for an aggregate redemption price of approximately $1,895. Following the Redemption Date, AvePoint had no Warrants outstanding and 211,879,134 shares of Common Stock outstanding.

In connection with the redemption, the Warrants ceased trading on the Nasdaq Global Select Market (“Nasdaq”) and will be delisted, with the trading suspension effective on July 11, 2025. The Common Stock continues to trade on Nasdaq under the symbol “AVPT.”

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of AvePoint, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful.

About AvePoint

Beyond Secure. AvePoint is a global leader in data security, governance, and resilience, going beyond traditional solutions to ensure a robust data foundation and enable organizations everywhere to collaborate with confidence. Over 25,000 customers worldwide rely on the AvePoint Confidence Platform to prepare, secure, and optimize their critical data across Microsoft, Google, Salesforce, and other collaboration environments. AvePoint’s global channel partner program includes over 5,000 managed service providers, value-added resellers and systems integrators, with our solutions available in more than 100 cloud marketplaces. To learn more, visit www.avepoint.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws including statements regarding the future performance of and market opportunities for AvePoint. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: changes in the competitive and regulated industries in which AvePoint operates, variations in operating performance across competitors, changes in laws and regulations affecting AvePoint’s business and changes in AvePoint’s ability to implement business plans, forecasts, and ability to identify and realize additional opportunities, and the risk of downturns in the market and the technology industry. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of AvePoint’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Copies of these and other documents filed by AvePoint from time to time are available on the SEC's website, www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and AvePoint does not assume any obligation and does not intend to update or revise these forward-looking statements after the date of this release, whether as a result of new information, future events, or otherwise, except as required by law. AvePoint does not give any assurance that it will achieve its expectations. Unless the context otherwise indicates, references in this press release to the terms “AvePoint”, “the Company”, “we”, “our” and “us” refer to AvePoint, Inc. and its subsidiaries.

Disclosure Information

AvePoint uses the https://www.avepoint.com/ir website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Investor Contact
AvePoint
Jamie Arestia
ir@avepoint.com
(551) 220-5654

Media Contact
AvePoint
Nicole Caci
pr@avepoint.com
(201) 201-8143